Exhibit 99.1

National CineMedia, Inc. Announces Leadership Transition

Andrew J. England Steps Down as Chief Executive Officer

Clifford E. Marks Appointed Interim Chief Executive Officer

Board Initiates Search for Permanent Successor

CENTENNIAL, Colo. - November 5, 2018 - National CineMedia, Inc. (NASDAQ: NCMI) (“NCM” or “the Company”), the managing member and owner of 48.8% of National CineMedia, LLC (“NCM LLC”), the operator of the largest in-theater digital media network in North America, announced that Andrew J. England has stepped down as Chief Executive Officer and a member of the Company’s Board of Directors and that the Company’s President, Clifford E. Marks, has been appointed to the additional role of Interim Chief Executive Officer, effective today. Mr. Marks has more than 30 years of advertising, marketing and sales experience in the media and entertainment industry. He joined NCM as an original member of the Company’s leadership team in 2002 and has been President since 2016. The NCM Board has commenced a search to identify a permanent CEO and has retained Korn Ferry, a leading executive search firm, to assist in the process.

Thomas F. Lesinski, Chairman of the NCM Board of Directors, said, “The Board is very confident in NCM’s future, and we are determined to unlock the significant potential in NCM’s premier platform. NCM operates the largest cinema advertising network in North America, and we are committed to capitalizing on this unique market position to deliver outstanding value to our advertising partners and shareholders alike. Our CEO search will target a visionary leader who can help innovate around NCM’s platform to ensure that we remain the leading connector between brands and movie audiences and are best positioned for sustainable, profitable growth.”

“As we conduct this search for a permanent CEO, we are confident that Cliff’s leadership and the strong team in place will help ensure a smooth transition. Cliff is a seasoned executive who has deep experience with both NCM and our industry, which makes him ideally suited to serve as Interim CEO,” Mr. Lesinski continued. “We extend our appreciation to Andy for his contributions over the past several years, including his efforts to diversify our client base and digital footprint through Noovie, and wish him well in his future endeavors.”

Mr. Marks said, “I am honored to take on the additional role of Interim CEO as the Board conducts its search. NCM has talented employees across the organization, and I look forward to continuing to work with them and our Board to support a smooth transition.”

In a separate press release issued today, NCM reported consolidated results for the fiscal third quarter and first nine months ended September 27, 2018. The Company has rescheduled the associated conference call and webcast, which will now be held today at 8:30 a.m. Eastern Time. The conference call can be accessed by dialing 1-877- 407-9716 or for international participants 1-201-493-6779. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. The replay of the conference call will be available until midnight Eastern Time, November 19, 2018 by dialing 1-844-512-2921 or for international participants 1-412-317-6671, and conference ID 13684337.

About Clifford E. Marks

Mr. Marks joined NCM as an original member of the company’s leadership team in 2002, when it was then the Regal Entertainment Group media subsidiary known as Regal CineMedia Corporation. He was named President of Sales and Marketing when Regal CineMedia became National CineMedia in 2005 with the addition of AMC and later Cinemark as founding member theater circuits, and was named President of NCM in 2016.

Mr. Marks was the visionary behind the creation and evolution of NCM’s groundbreaking movie pre-show - the first to combine entertainment content and advertising - turning cinema into not only a powerful sight-sound-and-motion medium, but a key premium video option in today’s fragmented media landscape. Today NCM’s Noovie pre-show is seen by over 700 million moviegoers a year, with a complementary Noovie digital ecosystem that leads audiences to what’s next in entertaining content, purposeful commerce and interactive gaming.

Before joining NCM, Mr. Marks was a 14-year veteran of ESPN/ABC Sports, where as senior vice president he oversaw its $2.0 billion sales organization. Mr. Marks was instrumental in developing vertically integrated advertising packages for clients across multiple platforms, including ABC Sports programming, ESPN, ESPN2, ESPN Classic, ESPNews, ESPN.com, ESPN magazine, ESPN radio and ESPNZone restaurants. From 1986 through 1989, Mr. Marks was an executive at The Nashville Network. He began his career at advertising agencies Young & Rubicam and BBDO.

Mr. Marks currently serves as a director on the Executive Board of the Screen Advertising World Association (SAWA) and also serves on the marketing committee of the International 3D Society. Mr. Marks previously served several terms as president and chairman of the Cinema Advertising Council (CAC).

About National CineMedia, Inc.

National CineMedia (NCM) is America’s Movie Network. As the #1 Millennial weekend network in the U.S., NCM is the connector between brands and movie audiences. According to Nielsen, more than 700 million moviegoers annually attend theaters that are currently under contract to present NCM’s Noovie pre-show in 55 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC, LON: CINE). NCM’s cinema advertising network offers broad reach and unparalleled audience engagement with over 21,100 screens in over 1,700 theaters in 188 Designated Market Areas® (49 of the top 50). NCM Digital goes beyond the big screen, extending in-theater campaigns into online and mobile marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ:NCMI) owns a 48.8% interest in, and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com.

Forward-Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements providing guidance and projections for the full year 2018. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the Noovie pre-show; 2) increased competition for advertising expenditures; 3) changes to relationships with NCM LLC’s founding members; 4) inability to implement or achieve new revenue opportunities; 5) technological changes and innovations; 6) economic conditions, including the level of expenditures on cinema advertising; 7) our ability to renew or replace expiring advertising and content contracts; 8) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 9) reinvestment in our network and product offerings may require significant funding and resulting reallocation of resources; 10) fluctuations in operating costs; and 11) changes in interest rates. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future non-cash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 28, 2017, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.

National CineMedia, Inc.
Investor Contact:
Ted Watson, 800-844-0935
investors@ncm.com

or

Media Contact:
Amy Jane Finnerty, 212-931-8117
amy.finnerty@ncm.com